SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 31, 2002


                             ONEIDA FINANCIAL CORP.
                         -----------------------------
               (Exact Name of Registrant as Specified in Charter)

 United States of America            000-25101                 16-1561678
 ------------------------            ---------                 ----------
(State or Other Jurisdiction)   (Commission File No.)         (I.R.S. Employer
     of Incorporation)                                      Identification No.)


182 Main Street, Oneida, New York                              13421-1676
---------------------------------                              ----------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (315) 363-2000
                                                     --------------



                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On May 31, 2002, Oneida Financial Corp. (the, "Company"), the holding company of Oneida Savings Bank ("Oneida"), completed its acquisition of SBC Financial Corporation ("SBC"), the holding company of State Bank of Chittenango ("Chittenango"). As part of the acquisition, SBC stockholders received $102.60 per share for each share of SBC common stock issued and outstanding. The two banking offices of Chittenango became banking offices of Oneida. The Company has retained Chittenango as a commercial bank subsidiary of Oneida. The Chittenango commercial banking charter eliminates the regulatory barriers previously preventing Oneida from accepting the deposits of public funds. The Chittenango subsidiary will allow the combined banking enterprise to solicit and service municipal deposit accounts from the various municipalities, school districts and other public funding sources throughout the market area. The aggregate purchase price for the transaction of approximately $11.9 million was funded internally through the sale of short-term securities. The transaction was accounted for using the purchase method.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

(a)       Financial Statements of the business acquired.

          The  consolidated  financial  statements  of SBC  for the  year  ended
     December 31, 2001 are contained in its 2001 Annual Report. SBC was not required to file with the Securities and Exchange Commission.

(b)      Proforma financial information.

          The following unaudited proforma condensed consolidated statement of condition as of March 31, 2002 is based on the unaudited historical consolidated statements of financial condition of the Company and SBC as of that date assuming that the Merger consummated on May 31, 2002 had occurred on March 31, 2002.

          The following unaudited proforma condensed consolidated statements of income for the three months ended March 31, 2002 and the year ended December 31, 2001 reflect the combination of historical results of operations of the Company with the historical results of SBC as if the purchase of those entities had occurred at the beginning of the two respective periods. The unaudited condensed consolidated statements of income give effect to the purchase accounting adjustments including goodwill recognized in the aforementioned purchase transactions.

          These proforma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the Company's June 30, 2002 and March 31, 2002 Form 10-Q and December 31, 2001 Form 10-K; and in SBC's December 31, 2001 Annual Report.

          Goodwill and deposit intangible assets were recognized with respect to the merger in the amounts of approximately $4.6 million and $1.3 million, respectively. The deposit intangible asset will be amortized over a period of 15 years. In the opinion of the Company's management, the estimates used in the preparation of these proforma financial statements are reasonable under the circumstances.

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

          The combined company expects to achieve benefits from the Merger including operating cost savings and revenue enhancements. These proforma financial statements do not reflect any potential cost savings other than certain compensation and employee benefit reductions relating to the separation of certain SBC senior officers. These proforma financial statements do not reflect any revenue enhancements that are expected to result from the combination of operations of the Company and SBC. Accordingly, te proforma financial statements may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of cost savings and revenue enhancements to be realized. As a result, these proforma financial statements are not necessarily indicative of either the result of operations or financial condition that would have been achieved had the Merger in fact occurred on the dates indicated, nor do they purport to be indicative of results of operations or financial condition that may be achieved in the future by the combined company.

(c)  Exhibit         Description
     -------         -----------

     99.1 Press release, dated May 31, 2002, announcing consummation of the merger were previously filed.

     99.2 Unaudited proforma condensed consolidated statement of condition of Oneida Financial Corp.
                     as of March 31, 2002 and unaudited proforma condensed consolidated statement of operations for the three months ended March 31, 2002 and for the year ended December 31, 2001 filed herewith.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   ONEIDA FINANCIAL CORP.


DATE: August 15, 2002              By: /s/ Eric E. Stickels
                                       -----------------------------------
                                         Eric E. Stickels
                                         Senior Vice President and
                                         Chief Financial Officer
                                         (Duly Authorized Representative)


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